Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.

Contact
Dorothy B. Wright
Senior Vice President - Investor Relations
and Corporate Secretary
(843) 529-5931 or (843) 729-7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. CEO and CFO TO PRESENT AT
THE GULF SOUTH 2011 BANK CONFERENCE

CHARLESTON, SOUTH CAROLINA, May 6, 2011 –    First Financial Holdings, Inc. (“Company”) (NASDAQ: FFCH) CEO R. Wayne Hall and CFO Blaise Bettendorf will present at the Gulf South 2011 Bank Conference on Wednesday, May 11, 2011 at 11:30 a.m. E.D.T.  The presentation will be broadcast on the Company’s website at www.firstfinancialholdings.com.

About First Financial

First Financial Holdings, Inc. (“First Financial”, NASDAQ: FFCH) is a premier financial services provider offering integrated financial solutions, including personal, business, wealth management, and insurance.  First Financial serves individuals and businesses throughout coastal South Carolina, as well as the Florence, Columbia, and upstate regions of South Carolina and Burlington, and Wilmington, North Carolina.  First Financial subsidiaries include: First Federal Savings and Loan Association of Charleston (“First Federal”); First Southeast Insurance Services, Inc., an insurance agency; Kimbrell Insurance Group, Inc., a managing general insurance agency; First Southeast 401(k) Fiduciaries, Inc., a registered investment advisor; and First Southeast Investor Services, Inc., a registered broker-dealer.  First Federal is the largest financial institution headquartered in the Charleston, South Carolina metropolitan area and the third largest financial institution headquartered in South Carolina, based on asset size.  Additional information about First Financial is available at www.firstfinancialholdings.com.